Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281159

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 7, 2024)

3,482,498 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,043,478 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering 3,482,498 shares (the “Shares”) of our common stock, no par value (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,043,478 shares of our Common Stock.

The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our Common Stock are being sold in this offering, minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant will be immediately exercisable and until exercised in full for one share of Common Stock, subject to the limitations described in the section “Description of Securities—Description of Pre-Funded Warrants—Exercisability.” This prospectus supplement also relates to the offering of shares of Common Stock issuable upon exercise of such Pre-Funded Warrant.

We refer to the Shares and the Pre-Funded Warrants being offered hereby and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants being offered hereby, collectively, as the “securities.”

Our Common Stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “IMDX.” On February 10, 2026, the last reported closing sale price of our Common Stock on Nasdaq was $7.41 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on Nasdaq or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement, page S-4 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged Lake Street Capital Markets, LLC (“Placement Agent”) to act as our sole placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$5.75	$5.7499	$26,024,257.65
Placement Agent’s Fees(1)	$0.26	$0.26	$1,175,230.77
Total	$5.49	$5.4899	$24,849,026.88

(1) Represents a cash fee equal to 3.0% of gross proceeds of this offering received from certain investors solely introduced by the Company and a cash fee equal to 6.0% of the gross proceeds of this offering received from all other investors. In addition, we have agreed to reimburse the Placement Agent for certain offering-related expenses. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this offering or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Shares and the Pre-Funded Warrants being offered in this offering is expected to be made on or about February 12, 2026, subject to satisfaction of certain closing conditions.

Lake Street

The date of this prospectus supplement is February 10, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context indicates otherwise, all references in this prospectus to “iMDx,” “Oncocyte,” the “Company,” “we,” “our” or “us” and similar references refer to Insight Molecular Diagnostics Inc. (f/k/a Oncocyte Corporation) and its subsidiaries or, as the context may require, Insight Molecular Diagnostics Inc. only.

In June 2025, we changed our name from “Oncocyte Corporation” to “Insight Molecular Diagnostics Inc.” Our new trading symbol “IMDX” became effective on Nasdaq on June 18, 2025.

Our registered and common law trade names, trademarks and service marks are the property of Insight Molecular Diagnostics Inc. The trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

S-1

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus contain and incorporate by reference estimates, projections and other information concerning our industry, our business and the markets for our diagnostic tests, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry, market and other data from our own internal estimates and research, as well as from independent industry publications and other publicly available information, including information from government agencies. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of third-party information and we have not independently verified that information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, estimates, forecasts, projections, market research or similar data is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in that data and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of diagnostic tests currently in development;

●	the timing and success of future clinical research and the period during which the results of the clinical research will become available;

●	the potential receipt of revenue from current sales of our diagnostic tests and/or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates of our current diagnostic tests and/or diagnostic tests in development;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around the patient populations, market size and price points for reimbursement for our diagnostic tests;

●	our estimates regarding future revenues, operating expenses, and future capital requirements;

●	our intellectual property position;

●	our ability to continue as a going concern;
●	our dependency on our collaboration with Bio-Rad Laboratories, Inc. for the development and commercialization of products;

●	the impact of government laws and regulations, including the impact of a prolonged government shutdown;

●	our competitive position; and

●	other uncertainties affecting us including those described in the sections titled “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors,” as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Overview

We are a pioneering diagnostics technology company. Our mission is to expand access to novel molecular diagnostic testing, most immediately in the transplanted organ rejection testing category.

We are developing molecular diagnostic test kits designed to empower our customers to run their own tests in-house to participate in the patient-care value chain, which is counter-positioned with the send-out-testing central laboratory model. Our decentralized approach also puts testing in the hands of researchers to enable more studies, which inspires innovation, which we believe can improve standards of care while also creating demand for more testing.

We believe that combining innovative science with a simple, but disruptive, business model can create enormous value. Our initial targeted customer institutions are hospitals, transplant centers and labs. The decisions to deploy our tests come from doctors, including surgeons, nephrologists and oncologists, as well as researchers, pathologists, lab directors, medical directors, department heads, lab managers and chief medical officers.

At the heart, we are a science-driven organization that champions scientific integrity and inquiry. We employ world-renowned scientists who generate intellectual property in our strategic target markets. We have built and acquired an intellectual property portfolio that we believe will enable us to gain share in well-established clinical and research markets.

Our current intellectual property comprises three general areas: 1) organ transplant, 2) oncology therapy selection and 3) oncology therapy monitoring. Within these categories, we have developed or are in the process of developing laboratory developed tests (“LDTs”) that can be run at our Franklin, Tennessee laboratory, kitted research use only (“RUO”) tests, and kitted clinical tests (“IVD”) that can be run by local labs.

Our primary near-term strategic market is organ transplant. We seek to deliver the industry-leading molecular diagnostic test kit for clinical use that decentralizes access to organ health testing for transplant patients. We expect that enabling in-house testing will deliver new value in the roughly $2 billion-plus addressable market for kitted transplant rejection testing.

Our flagship transplant testing technology quantifies a molecular biomarker known as donor-derived cell-free DNA (“dd-cfDNA”). Our scientists in Germany and the U.S., over the past decade, have developed the science that has established dd-cfDNA as a dependable biomarker of transplanted organ rejection. Under the GraftAssure™ brand, iMDx’s transplant diagnostics include the following:

●	GraftAssureCore – The company’s laboratory-developed test (LDT), currently reimbursed by CMS and performed at iMDx’s CLIA-certified laboratory in Nashville.

●	GraftAssureIQ – A research-use-only (RUO) kit intended and labeled for non-clinical applications.

●	GraftAssureDx – The in vitro diagnostic (IVD) kit currently in development for use in clinical decision-making.

S-4

Our GraftAssure family of assays are performed on a digital PCR instrument that is manufactured by Bio-Rad Laboratories, Inc. (“Bio-Rad.”) Consequently, we have entered into a global strategic partnership agreement with Bio-Rad to collaborate in the development and the commercialization of RUO and IVD kitted transplant products for clinical use. In May 2025, we sold our first GraftAssureIQ kits to a research laboratory customer.

Under strict regulatory rules, our kitted tests may not be used in a clinical treatment setting until they have attained marketing authorization from the Food and Drug Administration (“FDA”) for U.S. sales and In Vitro Diagnostic Medical Devices Regulation approval for European Union sales. As such, we are working with these regulatory bodies to attain such clearance and approval, as applicable, supporting future distribution and higher sales of our products for clinical use. We believe that our assays will perform across multiple tissue, or organ, types, and we are pursuing regulatory clearance in kidneys first, followed by heart.

We also have a services lab, certified under the CLIA and accredited by the College of American Pathologists, in Franklin, Tennessee, and research and development labs in Nashville, Tennessee and Göttingen, Germany. Our innovation centers in Nashville and Germany employ world-renowned research scientists whom we believe are leaders in their fields.

Our secondary strategic market is in the field of oncology. The inherent uncertainties of developing and commercializing new diagnostic tests for medical use make it impossible to predict the amount of time and expense that will be required to complete the development and commercialization of our oncology tests.

We also perform other assay development and clinical testing services for life sciences and biotechnology companies through our Laboratory Services operations.

We believe that the experience of our team with diverse technologies through our Laboratory Services activities, strong scientific integrity regarding evidence generation and innovation mentality, alongside our flexibility in operations and regulatory strategy, will drive our success, differentiate us from our competition, and are foundational to our future.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, and accordingly, may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company after this offering so long as (i) our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 2 International Plaza Dr., Suite 510, Nashville, Tennessee 37217. Our telephone number is (615) 255-8880. Our website is www.imdxinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

S-5

THE OFFERING

Common Stock Offered by Us	3,482,498 shares of Common Stock.

Pre-Funded Warrants Offered by Us	Pre-Funded Warrants to purchase up to 1,043,478 shares of our Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of our Common Stock are being sold in this offering, minus $0.0001, which is the exercise price of each share of Common Stock issuable upon exercise of the Pre-Funded Warrants per share. Each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant and until exercised in full, subject to an ownership limitation. See “Description of Securities” on page S-6 of this prospectus supplement. This prospectus supplement also relates to the offering of shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants.

Common Stock to be Outstanding Immediately after this Offering (1)	33,151,381 shares of Common Stock assuming exercise in full of the Pre-Funded Warrants offered in this offering

Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including but not limited to research and development in the transplantation category. Proceeds from the offering will allow the Company to invest in research and development with the goal of expanding its GraftAssure product offering beyond kidney transplant rejection testing into other organs, and most immediately, into heart transplant rejection testing. We may use net proceeds from this offering to invest in or acquire other businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” beginning on page S-9.

Risk Factors	Investing in our securities involve a high degree of risk. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the accompanying prospectus and other documents incorporated by reference herein.

Nasdaq Capital Market Symbol	Our Common Stock is listed on Nasdaq under the symbol “IMDX.”

(1)	The number of shares of Common Stock to be outstanding immediately after this offering as shown above is based on 28,625,405 shares of Common Stock outstanding as of September 30, 2025, and excludes 760,866 shares of Common Stock issuable upon the exercise of warrants that were outstanding, 6,152 shares of Common Stock issuable upon the exercise of outstanding options granted under our 2010 Stock Option Plan, 3,276,310 shares of Common Stock issuable upon the exercise of outstanding stock options or the vesting of outstanding restricted stock units, and 420,536 shares of Common Stock that remain available for future equity awards, under our Amended and Restated 2018 Equity Incentive Plan, in each case as of September 30, 2025.

Except as otherwise indicated, all the information in this prospectus supplement assumes (i) no exercise, settlement or vesting, as applicable, of the outstanding warrants, options, stock options or restricted stock units described in this prospectus supplement and (ii) exercise in full of the Pre-Funded Warrants.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors and the risk factors discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three-month periods ended September 30, 2025, June 30, 2025 and March 31, 2025, as may be updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in these documents are not the only ones we face. Other risks and uncertainties, including those not presently known to us or that we do not currently consider material, may impair our business. If any of the risks discussed below or incorporated by reference actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the value of our securities to decline, and you may lose all or part of your investment.

Risks Related to this Offering and our Shares

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our Shares or shares of Common Stock that may be issued upon exercise of the Pre-Funded Warrants is substantially higher than our net tangible book value per share of Common Stock. Therefore, if you purchase securities in this offering, you will pay a price per Share or the share of Common Stock that may be issued upon exercise of the Pre-Funded Warrants that substantially exceeds our net tangible book value per share after giving effect to this offering. If you purchase securities in this offering, you will incur an immediate and substantial dilution in net tangible book value of $5.73 per share. You will experience additional dilution upon the exercise of warrants or options, including those warrants and options currently outstanding and those granted in the future, the issuance of additional restricted stock units or other equity awards under our stock incentive plans, or upon conversion of any convertible notes that may be issued in the future. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

You may experience future dilution as a result of future equity offerings, or the conversion, exercise or vesting and settlement of outstanding securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Further, we have a significant number of outstanding stock options, restricted stock units and warrants exercisable into shares of Common Stock. To the extent that outstanding stock options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our securities in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the net proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our Common Stock to decline. See “Use of Proceeds” for further information on the anticipated use of proceeds from this offering.

S-7

Our stock price is and may continue to be volatile and you may not be able to resell our Shares or shares of Common Stock issuable upon exercise of the Pre-Funded Warrants at or above the price you paid.

The market price for our Common Stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our Common Stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell the Shares or shares of common stock issuable upon exercise of the Pre-Funded Warrants that you purchase at a price equal to or above the price you paid.

An active trading market for our Common Stock may not be sustained following this offering.

Although our Common Stock is listed on Nasdaq, an active trading market for shares of our Common Stock may not be sustained. If an active trading market for our Common Stock does not continue, it may be difficult for you to sell your Shares, including securities you may purchase in this offering, without depressing the market price for our securities or sell your securities at all. Any inactive trading market for our Common Stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our securities as consideration.

We do not currently intend to pay dividends on our Common Stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our Common Stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

The sale of a substantial amount of our shares of Common Stock in the public market could adversely affect the prevailing market price of our securities.

Sales of substantial amounts of shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as holders of our Common Stock until such holders exercise their Pre-Funded Warrants and acquire our Common Stock.

Until holders of Pre-Funded Warrants acquire shares of our Common Stock upon exercise of such Pre-Funded Warrants, the holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our Common Stock only as to matters for which the record date occurs after the exercise date.

S-8

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $24.5 million, after deducting Placement Agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants issued in this offering. We will receive only nominal additional proceeds from the exercise of Pre-Funded Warrants.

We currently intend to use the net proceeds from this offering for general corporate purposes, including but not limited to research and development in the transplantation category. Proceeds from the offering will allow the Company to invest in research and development with the goal of expanding its GraftAssure product offering beyond kidney transplant rejection testing into other organs, and most immediately, into heart transplant rejection testing. We may use net proceeds from this offering to invest in or acquire other businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in our operations and industry, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, our management will have broad discretion in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, or hold such proceeds as cash.

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DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

S-10

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and our net tangible book value per share of Common Stock immediately after this offering.

The net tangible book value of our Common Stock as of September 30, 2025 was approximately $(23.8) million, or approximately $(0.83) per share of Common Stock, based upon 28,625,405 shares outstanding as of September 30, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

 After giving effect to the sale by us of 3,482,498 Shares at the offering price of $5.75 per share and Pre-Funded Warrants to purchase up to 1,043,478 shares of Common Stock at the offering price of $5.7499 per share and assuming full exercise of the Pre-Funded Warrants offered in this offering for cash, and after deducting Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $0.7 million, or approximately $0.02 per share of Common Stock. This amount represents an immediate increase in net tangible book value of approximately $0.85 per share to existing stockholders and an immediate dilution of approximately $5.73 per share to purchasers in this offering. The following table illustrates the dilution:

Offering price per share		$5.75
Historical net tangible book value per share as of September 30, 2025	$(0.83)
Increase in net tangible book value per share attributable to new investors purchasing our securities in this offering	$0.85
As adjusted net tangible book value per share as of September 30, 2025		$0.02
Dilution per share to new investors in this offering		$5.73

The number of shares of Common Stock to be outstanding immediately after this offering as shown above is based on 28,625,405 shares of Common Stock outstanding as of September 30, 2025, and excludes 760,866 shares of Common Stock issuable upon the exercise of warrants that were outstanding as of that date, 6,152 shares of Common Stock issuable upon the exercise of outstanding options granted under our 2010 Stock Option Plan, 3,276,310 shares of Common Stock issuable upon the exercise of outstanding stock options or the vesting of outstanding restricted stock units, and 420,536 shares of Common Stock that remain available for future equity awards, under our Amended and Restated 2018 Equity Incentive Plan.

In addition, except as otherwise indicated, the information above assumes no exercise, settlement or vesting, as applicable, of the outstanding warrants, options, stock options or restricted stock units described above since September 30, 2025.

To the extent that outstanding stock options or warrants are exercised, or restricted stock units vest and settle, or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of Common Stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering through this prospectus supplement and the accompanying base prospectus 3,482,498 shares of Common Stock and Pre-Funded Warrants to purchase up to 1,043,478 shares of Common Stock.

General

Our authorized capital stock consists of 235,000,000 shares. Those shares consist of (i) 230,000,000 shares designated as Common Stock, no par value, and (ii) 5,000,000 shares designated as preferred stock, no par value. The only equity securities currently outstanding are shares of our Common Stock. As of February 10, 2026, there were 28,684,062 shares of Common Stock issued and outstanding.

Common Stock

Our Common Stock is listed on Nasdaq under the symbol “IMDX.” The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is 800-937-5449.

The material terms of our Common Stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Pre-Funded Warrants

We are offering Pre-Funded Warrants to purchase up to 1,043,478 shares of Common Stock. This summary is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of such warrants. See the section titled “Where You Can Find More Information” in this prospectus supplement.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to each individual purchaser of a Pre-Funded Warrant. The Pre-Funded Warrants will be issued in certificated form only.

Term

The Pre-Funded Warrants do not expire.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of our Common Stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Pre-Funded Warrants. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to such fraction multiplied by the exercise price or round up to the next whole share.

S-12

Exercise Limitations

Under the Pre-Funded Warrants, we may not effect the exercise of any Pre-Funded Warrants, and a holder (together with its affiliates) will not be entitled to exercise any portion of any Pre-Funded Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately prior to or after giving effect to the exercise, subject to such holder’s rights under the Pre-Funded Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants upon at least 61 days’ prior notice from such holder to us.

Exercise Price

The exercise price per whole share of our Common Stock issuable upon the exercise of the Pre-Funded Warrants is $0.0001 per share of our Common Stock. The exercise price of the Pre-Funded Warrants and the number of shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be sold, transferred or assigned without our consent. The Pre-Funded Warrants will be held in definitive form by the purchasers. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing

We do not plan on applying to list the Pre-Funded Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including our consolidation or merger with or into another person, the sale, lease, license, assignment or transfer or other disposition of all or substantially all of our properties or assets, any purchase offer, tender offer or exchange offer where the holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of voting power of our capital stock, any reorganization, recapitalization or reclassification of our Common Stock, the acquisition of greater than 50% of the voting power of our capital stock or any person or group becoming the beneficial owner of greater than 50% of the voting power of our capital stock, upon consummation of such a fundamental transaction, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants, and any additional consideration receivable as a result of such fundamental transaction.

No Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

S-13

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which we have agreed to issue and sell directly to such investors, and such investors have agreed to purchase directly from us, an aggregate of 3,482,498 Shares and Pre-Funded Warrants to purchase up to 1,043,478 shares of Common Stock.

We have retained Lake Street Capital Markets, LLC to act as our placement agent in connection with this offering. Under the terms of the placement agency agreement, the placement agent is not purchasing or selling any Common Stock offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of the Common Stock or Pre-Funded Warrants other than to use its reasonable best efforts to arrange for the sale of such Common Stock or Pre-Funded Warrants by us.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 3.0% of gross proceeds of this offering received from certain investors solely introduced by the Company and a cash fee equal to 6.0% of the gross proceeds of this offering received from all other investors. We have also agreed to reimburse the placement agent at closing for out-of-pocket expenses, including legal expenses, incurred by it in connection with the offering up to a maximum of $125,000.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the placement agent or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock; or (ii) file any registration statement (other than a registration statement on Form S-8 with respect to the registration of shares of Common Stock pursuant to the Plan) with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, for a period of 30 days following the closing of the offering. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our Common Stock sold in this offering, (ii) the issuance of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the securities purchase agreement, provided that such securities have not been amended since the date of the agreement, with certain exceptions, (iii) the issuance of shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock to our employees, officers or directors pursuant to any stock option plan duly adopted for such purpose by the majority of the non-employee members of our Board (or committee thereof), and (iv) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment lease financing, credit agreement, real property lease or other commercial transaction, provided that the primary purpose thereof is not to raise equity capital. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the securities purchase agreement, for a period of 180 days following the closing of the offering, subject to certain exceptions.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the placement agent. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the placement agent, for a period of 30 days from the date of this prospectus. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain limited exceptions permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

S-14

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by the placement agent acting as placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company and/or the placement agent. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Company’s and/or the placement agent’s websites and any information contained in any other websites maintained by the Company and/or the placement agent is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter agreement with the placement agent nor the securities purchase agreement. See “Where You Can Find More Information.”

Price Stabilization, Short Positions

No person has been authorized by the Company to engage in any form of price stabilization in connection with this offering.

Other Relationships

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with is, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The placement agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Common Stock Listing

Our Common Stock is listed on Nasdaq under the symbol “IMDX.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

S-15

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Certain legal matters relating to this offering will be passed upon for the Placement Agent by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Insight Molecular Diagnostics Inc. (formerly known as Oncocyte Corporation) as of and for the years ended December 31, 2024, and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

Our website address is www.imdxinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through our investor relations section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

S-16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 10, 2025;

●	Our Current Reports on Form 8-K, filed with the SEC on January 8, 2025, February 10, 2025, March 10, 2025, April 17, 2025, June 17, 2025, July 2, 2025, September 19, 2025 and October 2, 2025; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on March 1, 2021, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a later statement contained in this prospectus supplement or the accompanying prospectus or in any other document incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at:

Insight Molecular Diagnostics Inc.

2 International Plaza Dr., Suite 510

Nashville, Tennessee 37217

(615) 255-8880

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.imdxinc.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

S-17

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell shares of our common stock, shares of our preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing, either individually or as a combination of one or more of these securities, having an aggregate initial offering price of up to $100,000,000. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OCX.” On July 30, 2024, the last reported closing sale price of our common stock on Nasdaq was $3.25 per share.

As of July 30, 2024 the aggregate market value of our outstanding common stock held by non-affiliates was approximately $24,006,575, which was calculated based on 13,364,637 shares of outstanding common stock held by non-affiliates as of June 3, 2024, at a price per share of $3.36, the last reported sale price of our common stock on Nasdaq on July 25, 2024. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risk. See the section of this prospectus entitled “Risk Factors” beginning on page 4, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2024.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100 million of any of the securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in the section of this prospectus entitled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of diagnostic tests currently in development;

●	the timing and success of future clinical research and the period during which the results of the clinical research will become available;

●	the potential receipt of revenue from current sales of our diagnostic tests and/or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates of our current diagnostic tests and/or diagnostic tests in development;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around the patient populations, market size and price points for reimbursement for our diagnostic tests;

●	our estimates regarding future revenues, operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations; and

●	our competitive position.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Oncocyte,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Oncocyte Corporation and its subsidiaries.

Overview

We are a partner in the healthcare and life science field to researchers and physicians through our development and acquisitions of proprietary molecular technologies in the fields of oncology and transplantation. Through a series of acquisitions, we have built a portfolio of differentiated content with utility in well-established clinical and research markets.

With the increased adoption of precision medicine, healthcare providers are relying on advanced testing to identify patients who will benefit from new, targeted treatments and therapies that are more effective and often have fewer side effects than chemotherapy and other traditional treatments. In addition to identifying these individualized treatment options, researchers and healthcare providers are looking to new technologies to rapidly identify when medical or therapeutic interventions are necessary. We are leveraging our experience in oncology and transplantation to develop and commercialize diagnostic testing at our licensed and accredited laboratory as well as focusing on the development of distributable kitted formats of these technologies so that researchers may study how these tests can be further utilized in other types of cancers. Commercialization of these products, which are intended to be sold for research purposes in the United States and labeled “For Research Use Only”, is expected to occur through a mix of direct sales, partnering and distribution agreements, and licensing.

We have a laboratory and pharma services lab, certified under the Clinical Laboratory Improvements Amendment and accredited by the Collage of American Pathologists, in Nashville, Tennessee, and a research and development lab in Göttingen, Germany. We may sometimes refer to our technologies as “diagnostic tests.” Our laboratory developed tests are intended to help support and inform physician decision-making but are not themselves diagnostic or prescriptive of treatment decisions. They are critical to our ability to carry out our mission to improve patient outcomes by providing patient specific insights that inform critical provider decisions throughout the patient care journey. We believe that if clinicians are given the right information and educational tools, they will make the right choices with their patients.

We believe that the experience of our team with diverse technologies through our pharma services activities (acquired through Insight Genetics), strong scientific integrity regarding evidence generation and innovation mentality, alongside our flexibility in operations and regulatory strategy, will drive our success, differentiate us from our competition, and are foundational to our future.

We plan to expand our role in the rapidly evolving healthcare market by strengthening our positions across our portfolio of capabilities, growing strategic opportunities that drive new business, and differentiating our unique offerings, capabilities, and financial performance. To do so, we are focusing on executing the technology priorities discussed below, which have evolved to reflect our operations and strategic vision.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $100 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The summaries below provide a general description of the securities we may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our Articles of Incorporation currently authorizes the issuance of up to 230,000,000 shares of common stock, no par value per share, and up to 5,000,000 shares of preferred stock, no par value per share. As of July 30, 2024, there were 13,364,637 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered under this prospectus or upon the conversion of any preferred stock or exercise of any warrants offered pursuant to this prospectus, when paid for and issued in accordance with the applicable definitive documents under which they are to be issued, will also be fully paid and non-assessable.

Our common stock is listed on Nasdaq under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock.

On April 5, 2023, we redeemed 1,064 shares of the Series A Redeemable Convertible Preferred Stock, which represented a portion of our outstanding shares of preferred stock at the time, for approximately $1.1 million. On April 11, 2024, we redeemed all remaining shares of our Series A Redeemable Convertible Preferred Stock for approximately $5.4 million. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series, but subsequent to the issue of shares of that series the number of shares of the series may not be decreased below the number of such shares then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions in securities listed on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2022, incorporated by reference in this registration statement and accompanying prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on April 11, 2024, April 12, 2024, May 31, 2024, June 17, 2024, July 5, 2024, and July 12, 2024; and

●	The description of our common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, and any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.oncocyte.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

3,482,498 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,043,478 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Lake Street

The date of this prospectus supplement is February 10, 2026.